EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.
Murfreesboro, Tennessee

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237278) and Form S-8 (No. 333-186854, No. 333-206273, No. 333-226629, and No. 333-233129) of National Health Investors, Inc. of our reports dated February 22, 2022 relating to the consolidated financial statements and financial statement schedules and the effectiveness of National Health Investors, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 22, 2022